EXHIBIT 99.1

AXSYS TECHNOLOGIES CLOSES DIOP ACQUISITION

ROCKY HILL, CT — May 2, 2005 — Axsys Technologies, Inc. (NASDAQ: AXYS), a global leader in the design, manufacture and distribution of precision optical solutions, today announced the completion of its purchase of Diversified Optical Products, Inc. (DiOP), a leading supplier of infrared surveillance camera solutions to military and homeland security customers, and a leading OEM supplier of military-grade thermal targeting and imaging lenses, for $60 million in cash.

The Company has developed plans for the integration of DiOP into Axsys’ Optical Systems Group, and implementation will begin immediately. Axsys intends to update its annual financial guidance for 2005 upon completion of the requisite post-closing audit.

“DiOP’s capabilities in the development of infrared surveillance cameras and lenses are an important factor in our strategic vision,” said Stephen W. Bershad, Chairman and Chief Executive Officer of Axsys. “In addition, DiOP’s strong reputation among military and homeland security customers presents new growth opportunities for Axsys. We are very optimistic about the new, high value technologies and customers that DiOP brings to Axsys, as well as the ability to further leverage our existing capabilities and customer base. The entire Axsys organization enthusiastically welcomes the DiOP team on board.”

Acquisition Highlights:

•	Dramatically enhances Axsys’ position as a leading supplier of vertically integrated infrared surveillance systems.

•	Represents a significant step in Axsys’ strategy to leverage its optical and motion control capabilities to address the fast growing homeland security market.

•	Enables Axsys to address new markets including aerial and shipboard surveillance that neither company was able to address independently.

•	Directly supports Axsys’ strategy to increase the value-added content of its product offerings.

•	Creates a substantial infrared lens design and manufacturing organization that can better satisfy the growing demand for military grade thermal lenses than can either company independently.

Bank of America financed the acquisition of DiOP with a senior credit facility in the amount of $70 million.

About Axsys

Axsys Technologies, Inc. is a vertically integrated OEM supplier of precision optical solutions for high technology applications, serving the aerospace, defense and high performance commercial markets. For more information, visit www.axsys.com.

EXHIBIT 99.1

Conference Call

Management will conduct a conference call on Monday, May 2, 2005 at 10:00 am ET. Interested parties may participate in the call by dialing 706-679-3148 — please call in 10 minutes before the call is scheduled to begin and ask for the Axsys Technologies call. The conference call will be broadcast live over the Internet via the Investors section of the Company’s web site at www.axsys.com. To listen to the live call, please go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words such as “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors, which could cause actual results to differ materially, are described in Axsys’ reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission, including without limitation: changes in the U.S. federal government spending priorities; the Company’s ability to compete in the industries in which it operates, including the introduction of competing products or technologies by other companies and/or pricing pressures from competitors and/or customers; the potential for the Company’s backlog to be reduced or cancelled; the Company’s ability to implement its acquisition strategy and integrate its acquired companies successfully, including the recent acquisition of Diversified Optical Products; the Company’s ability to manage costs under the Company’s fixed-price contracts effectively; and changes in general economic and business conditions. These statements reflect the Company’s current beliefs and are based upon information currently available to Axsys. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time, and we specifically disclaim any obligation to update these statements. For more information concerning the foregoing risks and uncertainties, see the Securities and Exchange Commission filings for Axsys.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
David Almeida		The Equity Group Inc.
Chief Financial Officer		Lauren Barbera
Axsys Technologies, Inc.		(212) 836-9610
(860) 257-0200 Telephone		LBarbera@equityny.com
(860) 594-5750 Facsimile
Email: invest@axsys.com